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                                                              EXHIBIT 23(b)



                       CONSENT OF KPMG PEAT MARWICK LLP



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to incorporation by reference in the registration statement (No.:_________________) on Form S-8 of American Dental Partners, Inc. and subsidiaries of our report dated February 6, 1998, relating to the consolidated balance sheets of American Dental Partners, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and our report dated December 29, 1997, relating to the combined balance sheets of The Orthocare Companies as of December 31, 1996 and September 30, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and for the nine months ended September 30, 1997, which reports appear in the prospectus filed with the Securities and Exchange Commission on April 16, 1998 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, with respect to American Dental Partners, Inc.'s Registration Statement on Form S-1, File No. 333-39981.




                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP



Boston, Massachusetts
July 14, 1998